Exhibit 10.1

EXECUTION VERSION

AMENDMENT NUMBER FOUR

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and among

PENNYMAC LOAN SERVICES, LLC,

PENNYMAC HOLDINGS, LLC,
PENNYMAC CORP.

and

CITIBANK, N.A.

This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) is made this 14th day of May, 2018, by and among PENNYMAC CORP. (“PMAC”), PENNYMAC HOLDINGS, LLC (together with PMAC, each a “Seller” and collectively, the “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Servicer and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Sellers and Servicer represent to Buyer that the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments. Effective as of May 14, 2018 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)Section 2 of the Agreement is hereby amended by deleting the definitions of “Adjusted Tangible Net Worth”, “Committed Amount”, “Indebtedness” and “Uncommitted Amount” in their entirety and replacing them with the following:

“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (provided that Subordinated Debt shall not be taken into account to the extent that it would cause Adjusted Tangible Net Worth to be comprised of greater than 25% Subordinated Debt), minus (a) intangibles (excluding in any event the value of any residual securities and the value of any owned or purchased mortgage servicing rights and owned or purchased excess mortgage servicing rights); (b) goodwill and (c) receivables from Affiliates.

“Committed Amount” shall mean an amount equal to (i) $450,000,000; reduced by (ii) the aggregate outstanding Purchase Price (as such term is defined in the PMAC Agency Repurchase Agreement) of all Loans (as such term is defined in the PMAC Agency Repurchase

Agreement) then subject to outstanding Transactions (as such term is defined in the PMAC Agency Repurchase Agreement) under the PMAC Agency Repurchase Agreement.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument, excluding Non-Recourse Debt, including securitization debt, and any debt classified as Intercompany Debt that is eliminated on the accompanying consolidating financial statements of Guarantor and its Subsidiaries.

“Uncommitted Amount” shall mean an amount equal to (i) $250,000,000 reduced by (ii) the Uncommitted Amount (as such term is defined in the PMAC Agency Repurchase Agreement) of all Loans (as such term is defined in the PMAC Agency Repurchase Agreement) then subject to outstanding Transactions (as such term is defined in the PMAC Agency Repurchase Agreement) under the PMAC Agency Repurchase Agreement.

(b)Section 2 of the Agreement is hereby amended by adding the definitions of “Net Worth”, “Non-Recourse Debt” and “Subordinated Debt” in the appropriate alphabetical order as follows:

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Recourse Debt” means Indebtedness payable solely from the assets sold or pledged to secure such Indebtedness and under which Indebtedness no party has recourse to a Seller, Servicer, Guarantor or any of their Affiliates if such assets are inadequate or unavailable to pay off such Indebtedness, and no Seller, Servicer, Guarantor nor any of their Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.

“Subordinated Debt” means, Indebtedness of a Seller Party which is (i) unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Seller Party in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of such Seller Party to Buyer hereunder on terms and conditions approved in writing by Buyer and all other terms and conditions of which are satisfactory in form and substance to Buyer.

(c)Section 2 of the Agreement is hereby amended by deleting the definition of “MSR Value Cap” in its entirety.

(d)Section 12 of the Agreement is hereby amended by deleting Section 12(p) in its entirety and replacing it with the following:

(p)Financial Representations and Warranties.

(i) (A) the ratio of PennyMac’s ratio of Total Indebtedness to Adjusted Tangible Net Worth is not greater than 10:1; (B) the combined Liquidity of PennyMac and PMAC Holdings on a consolidated basis is not less than $25,000,000 as of the last day of the prior calendar month; and (C) PennyMac’s Adjusted Tangible Net Worth is greater than or equal to $150,000,000.

(ii) (A) the ratio of PMAC Holdings’ Total Indebtedness to its Adjusted Tangible Net Worth is not greater than 10:1; (B) the combined Liquidity of PMAC Holdings and PennyMac on a consolidated basis is not less than $25,000,000 as of the last day of the prior calendar month; and (C) PMAC Holdings’ Adjusted Tangible Net Worth is greater than or equal to $250,000,000.

(iii) (A) the ratio of Servicer’s Total Indebtedness to Adjusted Tangible Net Worth is not greater than 10:1; (B) Servicer’s Liquidity on a consolidated basis is not less than $40,000,000 as of the last day of the prior calendar month; (C) Servicer’s Adjusted Tangible Net Worth is greater than or equal to $500,000,000; and (D) Servicer’s consolidated Net Income was equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive calendar quarters, as of the end of the last calendar quarter.

(iv) (A) the ratio of Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth is not greater than 5:1; (B) the Guarantor’s Liquidity on a consolidated basis is not less than $40,000,000 as of the last day of the prior calendar month; (C) Guarantor’s Adjusted Tangible Net Worth is greater than or equal to $860,000,000; and (D) Guarantor’s consolidated Net Income has been equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

(e)Section 13 of the Agreement is hereby amended by deleting Section 13(p) in its entirety and replacing it with the following:

(p)Financial Covenants.

(i) Financial Covenants of PennyMac. PennyMac shall comply with the following financial covenants: (A) the ratio of PennyMac’s Total Indebtedness to its Adjusted Tangible Net Worth shall not at any time be greater than 10:1; (B) PennyMac and PMAC Holdings shall maintain combined Liquidity on a consolidated basis as of the last day of the prior calendar month in an amount of not less than $25,000,000; and (C) the Adjusted Tangible Net Worth of PennyMac shall at all times be greater than $150,000,000.

(ii) Financial Covenants of PMAC Holdings. PMAC Holdings shall comply with the following financial covenants: (A) the ratio of PMAC Holdings’ Total Indebtedness to its Adjusted Tangible Net Worth shall not at any time be greater than 10:1; (B) PMAC Holdings and PennyMac Corp. shall maintain combined Liquidity on a consolidated basis as of the last day of the prior calendar month in an amount of not less than $25,000,000;

and (C) the Adjusted Tangible Net Worth of PMAC Holdings shall at all times be equal to or greater than $250,000,000.

(iii) Financial Covenants of Servicer. Servicer shall comply with the following financial covenants: (A) the ratio of Servicer’s Total Indebtedness to Adjusted Tangible Net Worth shall at all times be less than 10:1; (B) Servicer shall maintain Liquidity on a consolidated basis as of the last day of the prior calendar month in an amount of not less than $40,000,000; (C) Servicer’s Adjusted Tangible Net Worth shall at all times be greater than or equal to $500,000,000; and (D); Servicer’s consolidated Net Income shall be equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

(iv) Financial Covenants of Guarantor. Guarantor shall comply with the following financial covenants: (A) the ratio of Guarantor’s Total Indebtedness to Tangible Net Worth shall at all times be less than 5:1; (B) Guarantor shall maintain Liquidity on a consolidated basis as of the last day of the prior calendar month in an amount of not less than $40,000,000; (C) Guarantor’s Adjusted Tangible Net Worth shall at all times be greater than $860,000,000; and (D) Guarantor’s consolidated Net Income shall be equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

Section 2.Effectiveness.  This Amendment Number Four shall become effective as of the date that Buyer shall have received:

(a) counterparts hereof duly executed by each of the parties hereto; and

(b) counterparts of that certain Amendment Three to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 3.Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Four (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 4.Representations.  Sellers and Servicer hereby represent to Buyer that as of the date hereof, the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 5.Binding Effect; Governing Law.  This Amendment Number Four shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 6.Counterparts.  This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 7.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.,
(Seller)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC HOLDINGS, LLC,
(Seller)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, N.A.

Amendment Number Four to Amended and Restated Master Repurchase Agreement NPL